EXHIBIT 21

ITRONICS INC. AND SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

                                         STATE OF             NAMES UNDER WHICH

NAME                                    INCORPORATION            THEY DO BUSINESS

Whitney & Whitney, Inc.                    Nevada                     Same

Itronics Metallurgical, Inc                Nevada                     Same

Itronics California, Inc.                  California                 Same

Nevada Hydrometallurgical Project

(A Partnership)                            Nevada                     Same

American Hydromet(A Joint Venture)          Nevada                     Same

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